Execution Version

LINE OF CREDIT PROMISSORY NOTE

US$15,000,000	June 29, 2011

FOR VALUE RECEIVED, the undersigned ENER1, INC., a corporation organized under the laws of the State of Florida (hereinafter, together with its successors in title and assigns, the “Borrower”), by this line of credit promissory note (this “Note”), absolutely and unconditionally promises to pay to the order of  BZINFIN, S.A. (hereinafter, together with its successors in title and assigns, called the “Lender”), the principal sum of Fifteen Million United States Dollars (US$15,000,000), or so much thereof as shall have been advanced by the Lender to the Borrower by way of Advances under the Line of Credit Agreement (as hereinafter defined) and shall remain outstanding, such payment to be made as hereinafter provided, and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided.

Capitalized terms used herein without definition shall have the meanings set forth in the Line of Credit Agreement.

The unpaid principal (not at the time overdue) under this Note shall bear interest at the rate or rates from time to time in effect under the Line of Credit Agreement.  Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Line of Credit Agreement.

On the Maturity Date, the final maturity of this Note, there shall become absolutely due and payable by Borrower hereunder, and Borrower hereby promises to pay to Lender, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

The principal of this Note, in whole or in part,  may be converted by Lender into Conversion Shares in accordance with the Line of Credit Agreement.

Borrower authorizes Lender to make or cause to be made at or about the time of any Advance or at the time of receipt of any prepayment of principal of this Note or conversion thereof into Converted Shares in accordance with the Line of Credit Agreement, an appropriate notation on the Schedule annexed hereto reflecting the making of such Advance or the receipt of such prepayment or conversion.  The outstanding amount of the Advances set forth on the Schedule annexed hereto shall be prima facie evidence of the principal amount thereof owing and unpaid to Lender, but the failure to record, or any error in so recording, any such amount on the Schedule shall not limit or otherwise affect the obligation of Borrower hereunder or under the Line of Credit Agreement to make payments of principal of and interest on this Note when due.

Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided by the Line of Credit Agreement.

Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by Borrower in United States Dollars, for the account of Lender as set forth in the Line of Credit Agreement or otherwise specified by Lender, on the due date of such payment, and in immediately available and freely transferable funds.  All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.

This Note is made and delivered by Borrower to Lender pursuant to the parties’ Line of Credit Agreement of even date herewith and is entitled to the benefits of said Line of Credit Agreement (hereinafter, as originally executed, and as now or hereafter amended, modified, varied, supplemented or amended and restated, called the “Line of Credit Agreement”).  This Note evidences the obligation under the Line of Credit Agreement of Borrower (a) to repay the principal amount of the Advances made by Lender to Borrower; (b) to pay interest on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable thereunder.

Borrower will have an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Line of Credit Agreement.

Pursuant to and upon the terms contained in the Line of Credit Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable.

This Note and the obligations of Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of New York.  Borrower hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note, except for notices expressly provided for in the Line of Credit Agreement.  Borrower hereby absolutely and irrevocably consents and submits to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in the City and County of New York in connection with any actions or proceedings brought against Borrower by the holder hereof arising out of or relating to this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, this Line of Credit Promissory Note has been duly executed by the undersigned on the day and in the year first above written.

ENER1, INC.

By:
Name:
Title:

3

SCHEDULE TO LINE OF CREDIT PROMISSORY NOTE

DATE OF ADVANCE, PREPAYMENT OR CONVERSION	AMOUNT OF ADVANCE	AMOUNT OF PRINCIPAL BALANCE PREPAID OR CONVERTED	UNPAID PRINCIPAL BALANCE	NAME OF PERSON MAKING NOTATION
June 6, 2011	$2,241,410	Inapplicable	$2,241,410